PRODUCT AGREEMENT #2

Pursuant to the MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT entered into between CRAZY ENGLISH, ("Crazy English") and LINGO MEDIA INTERNATIONAL INC. ("Lingo Media") dated the _____, day of October 2000, the parties agree to enter into this Product Agreement with respect to the Product and agree as follows:

Article 1         The Product

The parties agree that Lingo Media is developing a Product, being six (6) student books and twelve (12) audio cassettes in a series provisionally entitled:"BEGINNING ENGLISH FOR YOUNG LEARNERS" written by David Booth, Jack Booth, Linda Booth & Larry Swartz, and Meng Yanjun, Zhang Lingdi and Lin Li. The six single illustrated student books and accompanying twelve audio cassettes have been licensed to Foreign Language Press for the Beijing educational market only. This agreement is for a substantially revised, colour edition.

Article 2         The Rights, The Market and Term

Crazy English will have exclusive rights and agrees that it will publish and sell a consolidated and revised Product (student books, audiocassettes and any other related Product in the Trade Market only in the Crazy English Territory. The Trade Market is defined as retail bookstores, other retailers, direct to consumer channels and 2nd channels. Crazy English agrees that it will publish and sell the Product for the market defined above. The term of this Product Agreement will be for five (5) years commencing October ___, 2000 and expiring October ____, 2005.

Article 3         Development of the Product

The party responsible for the Development of the product to date has been Lingo Media. The series currently consists of 3 student books illustrated in black and white. The parties to be responsible for the revised edition shall be Lingo Media and Crazy English. Samples of each of the first two (2) books have been delivered to Crazy English. The third book will be delivered in October 2000, together with the first 6 master audio tapes. The party responsible for commissioning and producing new 4 colour illustrations and new book and audiocassette covers will be Crazy English. If, in the opinion of both parties, additional master audio tapes are required to be recorded for this edition of the Product, this additional expense will be the responsibility of Crazy English

Article 4         Production of the Product

The party responsible for Production shall be Crazy English. Crazy English shall produce the Product within sixty (60) days after being supplied with the Product as Developed by Lingo Media unless otherwise agreed between the parties.

Article 5         Joint Ownership of Copyright in the Product

The copyright in the works of the Project shall be owned jointly by the parties for the Crazy English Territory in accordance with the terms hereof and the terms of the above-mentioned agreement. In the event of copyright infringement in the Crazy English Territory, each party will notify the other party in writing. The parties agree to jointly pursue appropriate action, which may or may not include legal recourse.

Article 6         The Quality of Content of the Product

The parties agree that the quality of the content of the Product shall conform to

Printed Product:  The revised edition of the Product shall:
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a) contain new illustrations in a style approved by both parties, b) be produced in four (4) colour c) contain text and/or captions on each page coinciding with the new illustrations d) contain newly designed covers.

Audio Cassettes:  The revised edition of the Product shall:
----------------

a)   contain original recordings which may be edited and/or condensed

b)   be packaged with newly designed  j-cards.

The party responsible for final approval of the quality of the content shall be Lingo Media.
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Article 7         The Quality of Production of the Product

The parties agree that the quality of Production of the printed Product shall conform to that of other first class children's educational books currently available, including cover designs, text and cover paper stock, printing quality and binding quality. The recorded Product shall be professionally reproduced on quality audio tape, be wound into quality audiocassette shells and be appropriately labeled.


The party responsible for final approval of the quality of production shall be Lingo Media.

Article 8         The List Price of the Product

The parties agree that the sales price of each component shall not be less than the following

_____ RMB per unit for each book.

_____ RMB per unit for each audiocassette

_____ RMB per unit for each ________________

Article 9         The Quantity of the Product

The parties agree that Crazy English shall, during each twelve (12) month period hereafter for five (5) years, sell not less than the following quantities:

________ units of each book

________ units of each audiocassette

________ units of each _______________

Article 10        Distribution of the Product

The parties agree that Crazy English shall be responsible for distribution of the Product in the Crazy English Territory.

Article 11        Places for Promotion of the Product

The parties agree that the Product shall be promoted primarily in the following cities and/or provinces in the Crazy English Territory:



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Article 12        Authors & Co-Publisher Copies

The authors shall be furnished free of charge, six (6) copies of the series as originally published and any additional copies desired by the Authors for their personal use shall be supplied at a discount of thirty-five (35%) percent from List Price. The Co-Publisher, Lingo Media, shall be furnished free of charge 100 (one hundred) copies of the series as originally published and any additional copies desired by Lingo Media for marketing and promotional use shall be supplied at a discount of sixty-five (65%) percent from List Price
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Article 13        Remuneration of the Parties

The revenues received by the parties from the sales of Finished Product shall be divided between the parties as follows:

Lingo Media shall receive twelve percent (12%) for quantities up to and including 20,000 copies, eleven percent (11%) for quantities greater than 20,001 copies up to and including 30,000 copies, and ten percent (10%) for quantities greater than 30,0001 copies based on the Gross Sales and Crazy English shall retain the balance for each 12 month period.

Each party will be responsible for the remuneration of their authors.

Article 14        Subsidiary Rights

In accordance with the terms of the above-mentioned Agreement, the parties have the joint right to exercise and dispose of all subsidiary terrestrial rights in the Works for the Crazy English edition, now or hereafter known, in all languages, forms and media throughout the world, including the following: rights for translations, quotations, excerpts (including illustrations), reprint editions, and sales of sheets; microfilm, microfiche, recording, filmstrip, motion picture, and broadcasting rights. Any net gain received from the disposition of such subsidiary rights in the Crazy English Territory shall be divided equally between Crazy English and Lingo Media after deducting the costs applicable thereto. Non-terrestrial rights (Internet, wireless, over-the-air rights for use in information storage, processing, transmission and retrieval systems) are specifically excluded and shall be owned by Lingo Media.

Article 15        Statement of Sales

In accordance with the MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT, Crazy English shall provide to Lingo Media party a Statement of Sales. Crazy English shall pay to Lingo Media all money due to Lingo Media in US dollars within 30 days of the last day in each of March, June, September and December of each year from the sales revenue for the Product in that preceding period of three (3) months.

Article 16        Termination

In accordance with the terms of MASTER AGREEMENT TO DEVELOP, PUBLISH AND SELL PRODUCT, a Developing Party may, after Development and Production of a Product, terminate the relevant Product Agreement if Crazy English is not able to sell a minimum number of units per title as indicated in Article 9.


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IN WITNESS WHEREOF, each of the Parties have duly executed this Agreement in duplicate by their duly authorized representatives on the dates set forth below.


SIGNED, SEALED AND DELIVERED
in the presence of:                         CRAZY ENGLISH

___________________________   ) Per:        ____________________________________
Witness                       )
                              ) Name:       ____________________________________
                              )
                              ) Date:       ____________________________________

___________________________   ) Per:        ____________________________________
Witness                       )
                              ) Name:       ____________________________________
                              )
                              ) Date:       ____________________________________

                                            LINGO MEDIA INTERNATIONAL INC.

___________________________   ) Per:        ____________________________________
Witness                       )
                              ) Name:       ____________________________________
                              )
                              ) Date:       ____________________________________

s___________________________  ) Per:        ____________________________________
Witness                       )
                              ) Name:       ____________________________________
                              )
                              ) Date:       ____________________________________